                                                                    EXHIBIT 4.62




                                 NINTH AMENDMENT


              NINTH AMENDMENT, dated as of December 29, 1999, to the Increasing Rate Senior Subordinated Debentures due January 3, 1996 of Consolidated Furniture Corporation (formerly known as Mohasco Corporation) (the "Borrower") issued in the original principal amount of $80,000,000 to Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") dated as of September 22, 1989, as amended (the "Security") and the indenture attached as Exhibit A thereto (the "Indenture"). Capitalized terms used herein without definition shall have the same meaning as ascribed to such terms in the Security and the Indenture.

                                   Background

              Pursuant to the terms of the Security and Section 9.2 of the Indenture, the Borrower and the trustee under the Indenture may effect amendments to the Security and the Indenture with the consent of all Securityholders. Pursuant to the terms of the Security and Section 11.16 of the Indenture, if a trustee has not been appointed under the Indenture, the Borrower, with the consent of all Securityholders, may effect such amendments without the consent of a trustee. The Lender is the sole Securityholder and no trustee has been appointed under the Indenture. The parties have agreed to amend the Security and the Indenture to extend the maturity date of the Security from January 3, 2000 to January 2, 2001.

                                      Terms

              In consideration of the foregoing premises and the agreements and covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

              Section 1. Amendments.

                     1.1 The Security shall be amended as set forth in Endorsement No. 8 thereto, which Endorsement shall be in the form of Annex A hereto. The Lender is hereby authorized to attach to its Security such Endorsement No. 8 executed by a duly authorized officer of the Borrower, and to insert on the face of its Security the following legend:

              "THIS SECURITY SHALL BE DEEMED TO INCLUDE ENDORSEMENT NO. 8 DATED AS OF DECEMBER 29, 1999 WHICH IS ATTACHED HERETO."

                     1.2    The Indenture is hereby amended as follows:

                            (a)    The date "January 3, 2000" is deleted from
the fourth line of the cover page of the Indenture and the date "January 2, 2001" is inserted in lieu thereof.

                            (b)    The date "January 3, 2000" is deleted from
the second paragraph on page 1 of the Indenture and the date "January 2, 2001" is inserted in lieu thereof.

                            (c)    The date "January 3, 2000" is deleted from
the definition of "Securities" in Section 1.1 of the Indenture and the date "January 2, 2001" is inserted in lieu thereof.

              Section 2. Conditions to Effectiveness. This Ninth Amendment shall become effective when the Endorsement No. 8 in the form of Annex A hereto is executed on behalf of the parties hereto and delivered to the Lender.

              Section 3.    Effect of Amendment on Security and Indenture.

                     3.1. Except as specifically amended above, the Security and the Indenture shall remain in full force and effect and hereby are ratified and confirmed. As used in the Security and the Indenture, the terms "Security" or "Indenture", "this Security" or "this Indenture", "herein", "hereinafter", "hereunder", "hereto", and words of similar import shall, unless the context requires otherwise, mean the Security and the Indenture as amended by this Ninth Amendment.

                     3.2 The execution, delivery and effectiveness of this Ninth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Security or the Indenture.

              Section 4. Execution and Counterparts. This Ninth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall constitute one and the same instrument.

              Section 5. Governing Law. This Ninth Amendment shall be governed by the laws of the State of New York applicable to contracts to be performed wholly in the State of New York, without regard to the conflicts of laws rules thereof.

              Section 6. Headings. Section headings in this Ninth Amendment are included herein for convenience of reference only and shall not constitute a part of this Ninth Amendment for any other purpose.

              IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed by their respective officers as of the date first above written.

                            [SIGNATURE PAGES FOLLOW]

                                          CONSOLIDATED FURNITURE CORPORATION



                                          By:
                                             -------------------------------
                                               John B. Sganga
                                               Executive Vice President



                                          By:
                                             -------------------------------
                                               John B. Sganga
                                               Chief Financial Officer,
                                               Treasurer and Controller


                                          COURT SQUARE CAPITAL LIMITED



                                          By:
                                             -------------------------------
                                               M. Saleem Muqaddam
                                               Vice President

                                                                         ANNEX A




                            FORM OF ENDORSEMENT NO. 8


              CONSOLIDATED FURNITURE CORPORATION and COURT SQUARE CAPITAL LIMITED hereby agree that the promissory note to which this Endorsement No. 8 is attached (the "Debentures") shall be and hereby is amended as follows:

              A. Delete the words "January 3, 2000" appearing on the front of the Debentures and substitute therefor the words "January 2, 2001."

              B. Delete the words "due January 3, 2000" appearing on the first page of the back of the Debentures and substitute therefor the words "due January 2, 2001."


Date: December 29,1999
                                                                    [Signatures]

                                ENDORSEMENT NO. 8


              CONSOLIDATED FURNITURE CORPORATION and COURT SQUARE CAPITAL LIMITED hereby agree that the promissory note to which this Endorsement No. 8 is attached (the "Debentures") shall be and hereby is amended as follows:

              A. Delete the words "January 3, 2000" appearing on the front of the Debentures and substitute therefor the words "January 2, 2001."

              B. Delete the words "due January 3, 2000" appearing on the first page of the back of the Debentures and substitute therefor the words "due January 2, 2001."

                                         CONSOLIDATED FURNITURE CORPORATION



Dated:  December 29, 1999                By:
                                            -------------------------------
                                              John B. Sganga
                                              Executive Vice President



Dated:  December 29, 1999                By:
                                            -------------------------------
                                              John B. Sganga
                                              Chief Financial Officer,
                                              Treasurer and Controller


                                         COURT SQUARE CAPITAL LIMITED



Dated:  December 29, 1999                By:
                                            -------------------------------
                                              M. Saleem Muqaddam
                                              Vice President